UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

May 6, 2020

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2020, Gaucho Group Holdings, Inc. (the “Company”) entered into a potentially forgivable loan from the U.S. Small Business Administration (“SBA”) resulting in net proceeds of $242,487 pursuant to the Paycheck Protection Program (“PPP”) enacted by Congress under the Coronavirus Aid, Relief, and Economic Security Act (15 U.S.C. 636(a)(36)) (the “CARES Act”) administered by the SBA (the “PPP Loan”). To facilitate the PPP Loan, the Company entered into a Note Payable Agreement with Santander Bank, N.A. as the lender (the “Lender”) (the “PPP Loan Agreement”).

The PPP Loan provides for working capital to the Company and will mature on May 6, 2022. However, under the CARES Act and the PPP Loan Agreement, all payments of both principal and interest will be deferred until at least November 1, 2020. The PPP Loan will accrue interest at a rate of 1.00% per annum, and interest will continue to accrue throughout the period the PPP Loan is outstanding, or until it is forgiven. The CARES Act (including the guidance issued by SBA and U.S. Department of the Treasury related thereto) provides that all or a portion of the PPP Loan may be forgiven upon request from the Company to the Lender, subject to requirements in the PPP Loan Agreement and the CARES Act.

The Company is enacting certain measures aimed at cutting costs and attempting to address operational challenges. Consequently, the Company’s President and CEO agreed to reduce his compensation by 85%. The Company is accruing all compensation not paid to Mr. Mathis pursuant to his employment agreement until the Company has sufficient funds to pay his full compensation.

The foregoing summary of the PPP Loan is qualified in its entirety by reference to the PPP Loan Agreement, which is attached as Exhibit 10.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to economic circumstances related to the global coronavirus outbreak 2019 (COVID-19), on March 13, 2020, the President and Chief Executive Officer of the Company, Scott L. Mathis, voluntarily reduced his salary by 85%. The Company is accruing Mr. Mathis’ salary until a time when the Company has sufficient funds to pay his full compensation. See also Item 2.03 above.

Item 8.01 Other Events.

On March 4, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Securities and Exchange Commission issued Release No. 34-88318 (the “Order”) granting exemptions to registrants subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act due to circumstances related to the global coronavirus outbreak 2019 (COVID-19).

Due to the outbreak of the COVID-19 pandemic, the Company is filing this Current Report on Form 8-K to report that it is postponing the filing of its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2020 (the “Form 10-Q”).

We require additional time to finalize and file our Form 10-Q due to significant disruptions to our business and operations we are experiencing as a result of the COVID-19 pandemic and related cautionary measures. In accordance with stay at home orders that have been issued in the New York area and Argentina, all employees at our headquarters have been working remotely, our winery and the Algodon Mansion have been temporarily closed and will remain closed for an indefinite period of time, and our management has been devoting significant time and attention to operating our business in this new environment. Argentina has been on lockdown, only allowing individuals to leave the house for food, pharmacy items and medical emergencies. All non-essential business in Argentina is shut down. Argentina acted early with respect to the pandemic and plans on opening later than most other countries to keep the infection rate down.

The Company has had diminishing operating revenue as well as limited cash and cash equivalents and has been incurring operating losses. Furthermore, the current global COVID-19 pandemic has added even greater pressure on the Company’s ability to operate efficiently.

We expect to file our Form 10-Q no later than June 29, 2020, which is 45 days after the original due date.

Set forth below is a risk factor regarding the risks related to the impact of COVID-19 pandemic on our business and results of operations. We are supplementing the risk factors previously disclosed in “Item 1A. Risk Factors” of our Form 10-K with the following risk factor, which should be read in conjunction with the other risk factors presented in the Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”):

We face significant business disruption and related risks resulting from the COVID-19 pandemic, which could have a material adverse effect on our business and results of operations.

The ongoing and developing COVID-19 pandemic has caused a broad impact globally. While the potential economic impact brought by, and the duration of, the COVID-19 pandemic is difficult to assess or predict, any resulting recession or economic slowdown will have a negative impact on our business and results of operations.

We rely on third-party suppliers and manufacturers in Argentina, China, Italy, and the U.S. This outbreak has resulted in the extended shutdown of certain businesses in China and Italy, and as a result, we have had disruptions and delays to our supply chain. These may include disruptions from the temporary closure of third-party supplier and manufacturer facilities, interruptions in product supply or restrictions on the export or shipment of our products. Any disruption of our suppliers and their contract manufacturers will likely impact our sales and operating results. We have tried to mitigate these risks by focusing our manufacturing in Argentina and the United States.

The COVID-19 pandemic has affected the global economy, potentially in a significant adverse manner, resulting in an economic downturn that could impact demand for our Gaucho products and affect tourism in Argentina, which in turn can affect occupancy rates for Algodon Mansion and Algodon Wine Estates.

In addition, any significant disruption of global financial markets, reducing our ability to access capital, could negatively affect our liquidity. The COVID-19 pandemic could also negatively affect our internal controls over financial reporting, as a significant portion of our workforce is required to work from home and standard processes are disrupted. New processes, procedures, and controls may be required to ensure an effective control environment.

We are still assessing the impact the COVID-19 pandemic will have on our business and results of operations, but we anticipate that its impact will be significant. The exact impact is and will remain unknown and largely dependent upon future developments, including but not limited to information on the duration and spread of COVID-19, changes in customer demand, additional mitigation strategies proposed by governmental authorities (including federal, state, or local stay at home or similar orders), restrictions on the activities of our domestic and international suppliers and shipment of goods.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Loan Agreement between the Company and Santander Bank, N.A., dated May 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of May 2020.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO